BORROWER NAME AND ADDRESS	LENDER NAME AND ADDRESS	LOAN DESCRIPTION
Smith-Midland Corporation, a VA corp 5119 Catlett Road Midland, VA 22728	Greater Atlantic Bank 10700 Parkridge Boulevard #120 Reston, VA 20191	Number SM Commitment Amount $ 700,000.00 Date 07/30/2007

☐ Refer to the attached Signature Addendum, incorporated herein, for additional Borrowers and their signatures.

COMMERCIAL LOAN AGREEMENT

LOAN STRUCTURE. This Commercial Loan Agreement (Agreement) contemplates ☐ a single advance term Loan ☒ a multiple advance draw Loan ☐ a revolving multiple advance draw Loan. The principal balance will not exceed $ ______________. Borrower will pay down a revolving draw Loan's outstanding Principal to $ N/A (Pay Down Balance) N/A (Time Period). This Loan is for ☐ agricultural ☒ business purposes.

☐ Borrower may not voluntarily prepay the Loan in full at any time. ☐ Borrower may prepay the Loan under the following terms and conditions (Any partial prepayment will not excuse any later scheduled payments until the Loan is paid in full.):

☒ **LATE CHARGES.** If a payment is made more than 15 days after it is due, Borrower will pay a late charge of 5.000%

FEES. Borrower agrees to pay the following fees in connection with this Loan at closing or as otherwise requested by Lender:

REQUESTS FOR ADVANCES. Borrower authorizes Lender to honor a request for an advance from Borrower or any person authorized by Borrower. The requests for an advance must be in writing, by telephone, or any other manner agreed upon by Borrower and Lender, and must specify the requested amount and date and be accompanied with any agreements, documents, and instruments that Lender requires for the Loan. Lender will make same day advances, on any day that Lender is open for business, when the request is received before 3:00 pm (Advance Cut-Off Time). Lender will disburse the advance into Borrower's demand deposit account (if any), account number N/A, or in any other agreed upon manner. All advances will be made in United States dollars.

☒ These requests must be made by at least 1 (Number Required To Draw) persons, acting together, of those persons authorized to act on Borrower's behalf.
☐ Advances will be made in the amount of at least $ ______________ (Minimum Amount Of Advance).
☐ Advances will be made no more frequently than ______________ (Minimum Frequency Of Advance).
☐ **Discretionary Advances.** Lender will make all Loan advances at Lender's sole discretion.
☒ **Obligatory Advances.** Lender will make all Loan advances subject to this Agreement's terms and conditions.

FINANCIAL INFORMATION. Borrower will prepare and maintain Borrower's financial records using consistently applied generally accepted accounting principles then in effect. Borrower will provide Lender with financial information in a form acceptable to Lender and under the following terms.

A. **Frequency.** Annually, Borrower will provide to Lender Borrower's financial statements, tax returns, annual internal audit reports or those prepared by independent accountants within 90 days after the close of each fiscal year. Any annual financial statements that Borrower provides will be ☒ audited statements. ☐ reviewed statements. ☐ compiled statements.
☒ Borrower will provide Lender with interim financial reports on a Quarterly (Monthly, Quarterly) basis, and within 45 days after the close of this business period. Interim financial statements will be ☐ audited ☐ reviewed ☒ compiled statements.

B. **Requested Information.** Borrower will provide Lender with any other information about Borrower's operations, financial affairs and condition within ______________ days after Lender's request.

☐ C. **Leverage Ratio.** Borrower will maintain at all times a ratio of total liabilities to tangible net worth, determined under consistently applied generally accepted accounting principles, of ______________ (Total Liabilities to Tangible Net Worth Ratio) or less.

☐ D. **Minimum Tangible Net Worth.** Borrower will maintain at all times a total tangible net worth, determined under consistently applied generally accepted accounting principles, of $ ______________ (Minimum Tangible Net Worth) or more. Tangible net worth is the amount by which total assets exceed total liabilities. For determining tangible net worth, total assets will exclude all intangible assets, including without limitation goodwill, patents, trademarks, trade names, copyrights, and franchises, and will also exclude any accounts receivable that do not provide for a repayment schedule.

☐ E. **Minimum Current Ratio.** Borrower will maintain at all times a ratio of current assets to current liabilities, determined under consistently applied generally accepted accounting principles, of ______________ (Minimum Current Ratio) or more.

☐ F. **Minimum Working Capital.** Borrower will maintain at all times a working capital, determined under consistently applied generally accepted accounting principles by subtracting current liabilities from current assets, of $ ______________ (Minimum Working Capital) or more. For this determination, current assets exclude ______________ (Excluded Current Assets). Likewise, current liabilities include (1) all obligations payable on demand or within one year after the date on which the determination is made, and (2) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, but exclude all liabilities or obligations that Borrower may renew or extend to a date more than one year from the date of this determination.

ATTACHMENTS. The following documents are incorporated by reference into this Agreement: ☐ Asset Based Financing Agreement addendum dated ______________ ☒ Commercial Security Agreement addendum dated 07/30/2007 ☐ Other ______________

ADDITIONAL TERMS: See attached "Addendum to Commercial Loan Agreement".

☒ **ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. BY SIGNING THIS AGREEMENT, THE PARTIES AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM.**

SIGNATURES. By signing under seal, I agree to all the terms and conditions beginning on page 1 through the bottom of page 2 of this Agreement. Borrower also acknowledges receipt of a copy of this Agreement.

BORROWER:

Smith-Midland Corporation, a VA corp Entity Name	Entity Name
(signature) (Seal) Signature Rodney I Smith, President Date	(Seal) Signature Date
(signature) (Seal) Signature Wesley A Taylor, Secretary Date	(Seal) Signature Date

LENDER:

Greater Atlantic Bank Entity Name	
(signature) (Seal) Signature Gary Hobert, Senior V.P., Date	(Seal) Signature Date

DEFINITIONS. In this Agreement, the following terms have the following meanings.
Accounting Terms. Accounting terms that are not specifically defined will have their customary meanings under consistently applied generally accepted accounting principles.
Loan. Loan refers to all advances made under the terms of this Agreement.
Loan Documents. Loan Documents include this Agreement and all documents prepared pursuant to the terms of this Agreement including all present and future promissory notes (Notes), security instruments, guaranties, and supporting documentation as modified, amended or supplemented.
Property. Property is any collateral, real, personal or intangible, that secures Borrower's performance of the obligations of this Agreement.
ADVANCES. To the extent permitted by law, Borrower will indemnify Lender and hold Lender harmless for reliance on any request for advance that Lender reasonably believes to be genuine. Lender's records are conclusive evidence as to the number and amount of advances and the Loan's unpaid principal and interest. If any advance results in an overadvance (when the total amount of the Loan exceeds the principal balance) Borrower will pay the overadvance, as requested by Lender. Regarding Borrower's demand deposit account(s) with Lender, Lender may, at its option, consider presentation for payment of a check or other charge exceeding available funds as a request for an advance under this Agreement. Any such payment by Lender will constitute an advance on the Loan.
CONDITIONS. Borrower will satisfy all of the following conditions before Lender makes any advances under this Agreement. If this Agreement provides for discretionary advances, satisfaction of these conditions does not commit Lender to making advances.
No Default. There has not been a default under the Loan Documents nor would a default result from making the advance.
Information. Borrower has provided all required documents, information, certifications and warranties, all properly executed on forms acceptable to Lender.
Inspections. Borrower has accommodated, to Lender's satisfaction, all inspections.
Conditions and Covenants. Borrower has performed and complied with all conditions required for an advance and all covenants in the Loan Documents.
Warranties and Representations. The warranties and representations contained in this Agreement are true and correct at the time of making the advance.
Financial Statements. Borrower's most recently delivered financial statements and reports are current, complete, true and accurate in all material respects and fairly represent Borrower's financial condition.
Bankruptcy Proceedings. No proceeding under the United States Bankruptcy Code has been commenced by or against Borrower or any of Borrower's affiliates.
WARRANTIES AND REPRESENTATIONS. Borrower makes these warranties and representations which will continue as long as this Agreement is in effect.
Power. Borrower is duly organized, validly existing and in good standing in all jurisdictions in which Borrower operates. Borrower has the power and authority to enter into this transaction and to carry on its business or activity as it is now being conducted. All persons who are required by applicable law and the governing documents of Borrower have executed and delivered to Lender this Agreement and other Loan Documents.
Authority. The execution, delivery and performance of this Agreement and the obligation evidenced by the Loan Documents are within Borrower's duly authorized powers, has received all necessary governmental approval, will not violate any provision of law or order of court or governmental agency, and will not violate any agreement to which Borrower is a party or to which Borrower or Borrower's property is subject.
Name and Place of Business. Other than previously disclosed in writing to Lender, Borrower has not changed its name or principal place of business within the last ten years and has not used any other trade or fictitious name. Without Lender's prior written consent, Borrower will not use any other name and will preserve Borrower's existing name, trade names and franchises.
No Other Liens. Borrower owns or leases all property that is required for its business and except as disclosed, the property is free and clear of all liens, security interests, encumbrances and other adverse interests.
Compliance With Laws. Borrower is not violating any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or its property, except as disclosed to Lender.
Financial Statements. Borrower represents and warrants that all financial statements Borrower provides fairly represent Borrower's financial condition for the stated periods, are current, complete, true and accurate in all material respects, include all direct or contingent liabilities, and that there has been no material adverse change in Borrower's financial condition, operations or business since the date the financial information was prepared.
COVENANTS. Until the Loan and all related debts, liabilities and obligations under the Loan Documents are paid and discharged, Borrower will comply with the following terms, unless Lender waives compliance in writing.
Inspection and Disclosure. Borrower will allow Lender or its agents to enter any of Borrower's premises during mutually agreed upon times, to do the following: (1) inspect, audit, review and obtain copies from Borrower's books, records, orders, receipts, and other business related data; (2) discuss Borrower's finances and business with anyone who claims to be Borrower's creditor; (3) inspect Borrower's Property, audit for the use and disposition of the Property's proceeds; or do whatever Lender decides is necessary to preserve and protect the Property and Lender's interest in the Property. As long as this Agreement is in effect, Borrower will direct all of Borrower's accountants and auditors to permit Lender to examine and make copies of Borrower's records in their possession, and to disclose to Lender any other information that they know about Borrower's financial condition and business operations. Lender may provide Lender's regulator with required information about Borrower's financial condition, operation and business or that of Borrower's parent, subsidiaries or affiliates.
Business Requirements. Borrower will preserve and maintain its present existence and good standing in jurisdictions where Borrower is organized and operates. Borrower will continue its business or activities as presently conducted, by obtaining licenses, permits and bonds where needed. Borrower will obtain Lender's prior written consent before ceasing business or engaging in any line of business that is materially different from its present business.
Compliance with Laws. Borrower will not violate any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or Borrower's property, except for those which Borrower challenges in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should Borrower lose. On request, Borrower will provide Lender with written evidence that Borrower has fully and timely paid taxes, assessments and other governmental charges levied or imposed on Borrower and its income, profits and property. Borrower will adequately provide for the payment of taxes, assessments and other charges that have accrued but are not yet due and payable.
New Organizations. Borrower will obtain Lender's written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all of the assets of another; or materially changing legal structure, management, ownership or financial condition.
Other Liabilities. Borrower will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations except debt in existence on the date of this Agreement and fully disclosed to Lender; debt subordinated in payment to Lender on terms acceptable to Lender; accounts payable incurred in the ordinary course of business and paid under customary trade terms or contested in good faith with reserves satisfactory to Lender; or as otherwise agreed to by Lender.
Notice. Borrower will promptly notify Lender of any material change in financial condition, a default under the Loan Documents, or a default under any agreement with a third party which materially and adversely affects Borrower's property, operations or financial condition.
Dispose of No Assets. Without Lender's prior written consent, Borrower will not sell, lease, assign, or otherwise distribute all or substantially all of its assets.
Insurance. Borrower will obtain and maintain insurance with insurers in amounts and coverages that are acceptable to Lender and customary with industry practice. This may include without limitation credit insurance, insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at Lender's request, business interruption and/or rent loss insurance. Borrower may obtain insurance from anyone Borrower wants that is acceptable to Lender. Borrower's choice of insurance provider will not affect the credit decision or interest rate. At Lender's request, Borrower will deliver to Lender certified copies of all of these insurance policies, binders or certificates. Borrower will obtain and maintain a mortgagee or loss payee endorsement for Lender when these endorsements are available. Borrower will require all insurance policies to provide at least 10 days prior written notice to Lender of cancellation or modification. Borrower consents to Lender using or disclosing information relative to any contract of insurance required for the Loan for the purpose of replacing this insurance. Borrower also authorizes its insurer and Lender to exchange all relevant information related to any contract of insurance executed as required by any Loan Documents.
Property Maintenance. Borrower will keep property that is necessary or useful in its business in good working condition by making all needed repairs, replacements and improvements and by making payments due on the property.
DEFAULT. If the Loan is payable on demand, Lender may demand payment at any time whether or not any of the following events have occurred. Borrower will be in default if any one or more of the following occur. (1) Borrower fails to make a payment in full when due. (2) Borrower makes an assignment for the benefit of creditors or becomes insolvent, either because Borrower's liabilities exceed its assets or Borrower is unable to pay debts as they become due; or Borrower petitions for protection under any bankruptcy, insolvency or debtor relief laws, or is the subject of such a petition or action and fails to have the petition or action dismissed within a reasonable period of time. (3) Borrower fails to perform any condition or to keep any promise or covenant on this Agreement or any debt or agreement Borrower has with Lender. (4) A default occurs under the terms of any instrument evidencing or pertaining to this Agreement. (5) If Borrower is a producer of crops, Borrower fails to plant, cultivate and harvest crops in due season. (6) Any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained by federal law. (7) Anything else happens that either significantly impairs the value of the Property or, unless controlled by the New Jersey Banking Law, causes Lender to reasonably believe that Lender will have difficulty collecting the Loan.
REMEDIES. After Borrower defaults, and after Lender gives any legally required notice and opportunity to cure, Lender may at its option use any and all remedies Lender has under state or federal law or in any of the Loan Documents, including, but not limited to, terminating any commitment or obligation to make additional advances or making all or any part of the amount owing immediately due. Lender may set-off any amount due and payable under the terms of the Loan against Borrower's right to receive money from Lender, unless prohibited by applicable law. Except as otherwise required by law, by choosing any one or more of these remedies Lender does not give up Lender's right to use any other remedy. Lender does not waive a default if Lender chooses not to use a remedy, and may later use any remedies if the default continues or occurs again.
COLLECTION EXPENSES AND ATTORNEYS' FEES. To the extent permitted by law, Borrower agrees to pay all expenses of collection, enforcement and protection of Lender's rights and remedies under this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees including attorney fees as permitted by the United States Bankruptcy Code, court costs and other legal expenses. These expenses will bear interest from the date of payment until paid in full at the contract interest rate then in effect for the Loan. **FL:** Attorneys' fees will be 10 percent of the principal sum due or a larger amount as the court judges as reasonable and just. **GA:** Attorneys' fees will be 15 percent of the principal and interest owing.
GENERAL PROVISIONS. This Agreement is governed by the laws of the jurisdiction where Lender is located, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located.
Joint And Individual Liability And Successors. Each Borrower, individually, has the duty of fully performing the obligations on the Loan. Lender can sue all or any of the Borrowers upon breach of performance. The duties and benefits of this Loan will bind and benefit the successors and assigns of Borrower and Lender.
Amendment, Integration And Severability. The Loan Documents may not be amended or modified by oral agreement. Borrower agrees that any party signing this Agreement as Borrower is authorized to modify the terms of the Loan Documents. Borrower agrees that Lender may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modification, substitutions, or future advances. The Loan Documents are the complete and final expression of the understanding between Borrower and Lender. If any provision of the Loan Documents is unenforceable, then the unenforceable provision will be severed and the remaining provisions will be enforceable.
Waivers And Consent. Borrower, to the extent permitted by law, consents to certain actions Lender may take, and generally waives defenses that may be available based on these actions or based on the status of a party to the Loan. Lender may renew or extend payments on the Loan. Lender may release any borrower, endorser, guarantor, surety, or any other co-signer. Lender may release, substitute, or impair any Property securing the Loan. Lender's course of dealing, or Lender's forbearance from, or delay in, the exercise of any of Lender's rights, remedies, privileges, or right to insist upon Borrower's strict performance of any provisions contained in the Loan Documents, will not be construed as a waiver by Lender, unless the waiver is in writing and signed by Lender. Lender may participate or syndicate the Loan and share any information that Lender decides is necessary about Borrower and the Loan with the other participants.
Interpretation. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement. Unless otherwise indicated, the terms of this Agreement shall be construed in accordance with the Uniform Commercial Code.
Notice. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in this Agreement, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. Time is of the essence.

SM Commitment

ADDENDUM TO COMMERCIAL LOAN AGREEMENT

The Commercial Loan Agreement dated July 23, 2007 (the "Commercial Loan Agreement") between Smith-Midland Corporation (the "Borrower"), and Greater Atlantic Bank (the "Lender") in connection with a line of credit loan in the amount of $700,000.00, for the purpose of financing the acquisition of equipment and vehicles to be used in the Borrower's business (the "Equipment Line"), to which Commercial Loan Agreement this Addendum is attached, is hereby amended and modified as follows, and in the event of any conflict or inconsistency between the terms of the Commercial Loan Agreement and the terms of this Addendum, the terms of this Addendum shall control:

1. Notwithstanding anything to the contrary contained in the Commercial Loan Agreement, the Borrower agrees to obtain approval from the Bank for any annual capital expenditure exceeding $600,000.00, as set forth in that certain Loan Commitment Letter dated August 19, 2005, issued by the Lender to the Borrower in connection with certain prior credit facilities (the "Prior Loan Commitment Letter").

2. Notwithstanding anything to the contrary contained in the Commercial Loan Agreement, the Borrower agrees to notify the Lender prior to funding any acquisition as set forth in the Prior Loan Commitment Letter.

3. Notwithstanding anything to the contrary contained in the Commercial Loan Agreement, the Borrower is prohibited from payment of dividends to stockholders without the Lender's prior written consent, except for dividends paid in shares of the Borrower's common stock, as set forth in the Prior Loan Commitment Letter.

4. Notwithstanding anything to the contrary contained in the Commercial Loan Agreement, each advance for the acquisition of a piece of equipment or a vehicle under the Equipment Line will be evidenced by a separate promissory note, containing the following terms:

a) the principal amount of the note will be the amount of the advance;
b) the maturity date of the note will be three (3) years after the date of the advance;
c) monthly payments of principal and interest will be in an amount that will fully amortize the original principal amount of the note over the three-year term;
d) the interest rate for each note will be fixed for the three year term at the rate per annum equal to the most recent "Index" available on the day prior to the advance, plus three and one-quarter percent (3.25%);
e) the "Index" is defined as the average per annum yield of United States Treasury securities, as published by the Federal Reserve Board, adjusted to a constant maturity of three (3) years, for the auction which immediately precedes the date of the advance, and if such result is not equally divisible by one-eighth (0.125), then the result shall be rounded up to the next higher one-eighth of one percent (0.125%);
f) the cumulative sum of the original principal amount of all such notes shall not exceed $700,000.00, and no further advances will be made following the expiration of the Equipment Line (one year after the date of the Commercial Loan Agreement), unless the

Equipment Line is renewed, in the sole discretion of the Lender;

g) the amount of each advance, and the note evidencing such advance, shall not exceed eighty percent (80%) of the cost of the piece of equipment or vehicle being purchased;

h) each note will provide for a late charge of five percent (5%) of the amount of any monthly payment that is more than fifteen (15) days overdue;

i) each note evidencing an advance for the purchase of a piece of equipment that is not considered a vehicle will be secured by a perfected first lien security interest in such piece of equipment, in accordance with that certain Commercial Security Agreement dated July 23, 2007, between the Borrower and the Lender (the "Security Agreement"), with the encumbrance of such security further documented to the satisfaction of the Lender:

j) each note evidencing an advance for the purchase of a vehicle will be secured by the title to the vehicle purchased, with such security documented to the satisfaction of the Lender;

k) all other terms of each note will be as set forth in the promissory note form customarily used by the Lender to evidence and document equipment and vehicle loans, provided that none of such terms will be in conflict with the terms of the documents evidencing the Equipment Line, and in the event of any such conflict, the terms of the documents evidencing the Equipment Line shall control; and,

l) the Commercial Loan Agreement, as amended hereby, the Security Agreement, the Agreement to Provide Insurance dated July 23, 2007, and the five Guaranty by Corporation agreements, all dated July 23, 2007, made by Smith-Midland Corporation, a Delaware corporation, Smith-Carolina Corporation, a North Carolina corporation, Midland Advertising & Design, Inc., a Virginia corporation, Concrete Safety Systems, Inc., a Virginia corporation, and Easi-Set Industries, Inc., a Virginia corporation, respectively, are herein referred to as the "Loan Documents", and all of such Loan Documents shall be subject to, and be bound by, the agreements of the Borrower and the Lender set forth in that certain Omnibus Modification of Loan Documents Agreement dated June 15, 2006 (the "Omnibus Agreement"), as if the Loan Documents described herein had been listed as, and included in, the "Loan Documents" defined in the Omnibus Agreement.

WITNESS the following signatures and seals:

ATTEST:
[CORP. SEAL]
By: ______________________
Wesley A. Taylor, Secretary

SMITH-MIDLAND CORPORATION

By: ______________________
Rodney I. Smith, President

GREATER ATLANTIC BANK

By: ______________________
Gary L. Hobert, Senior Vice President